Contact:          Michelle Manoff                  Chris Carey
                  Rubenstein Public Relations      Stronghold Technologies, Inc.
                  212-843-8051                     908-630-9696
                  mmanoff@rubensteinpr.com         ccarey@strongholdtech.com
                  ------------------------         -------------------------

--------------------------------------------------------------------------------
                                                   IMMEDIATE RELEASE


                             STRONGHOLD CFO RESIGNS

HASBROUCK HEIGHTS, New Jersey, December 4, 2002 -- Stronghold Technologies, Inc. (OTCBB:SGHT) announced that Greg Sargen, chief financial officer, is leaving the company. Sargen will pursue other business interests, said Chris Carey, Stronghold chief executive officer.


ABOUT STRONGHOLD TECHNOLOGIES, INC.
Based in Hasbrouck Heights, New Jersey, Stronghold Technologies, Inc. develops enterprise software utilizing hand-held wireless technologies to improve business performance. The company has developed DealerAdvance, an integrated wireless technology that allows automobile dealers to capture a customer's purchasing requirements, search inventory at multiple locations, locate an appropriate vehicle in stock and print the necessary forms. The system also sends detailed tasks for prospect and customer follow-up and produces management reports to measure results. DealerAdvance allows management and sales professionals to increase sales, improve customer follow-up and reduce administrative costs.

SAFE HARBOR STATEMENT
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                                     # # #